Registration No. 333- __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CTI INDUSTRIES CORPORATION

(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-2848943 (I.R.S. Employer Identification Number)

22160 N. Pepper Road

Lake Barrington, Illinois 60010

(847) 382-1000

(Address, Including Zip Code, Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merrick President CTI Industries Corporation 22160 N. Pepper Road Lake Barrington, Illinois 60010 (847) 382-1000	with copies to: Gerald M. Miller, Esq. Vanasco Genelly & Miller 33 N. LaSalle Street, Suite 2200 Chicago, Illinois 60602 (312) 786-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Reg. No. ______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Reg. No. ______________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock No Par Value	700,000	$4.55	$3,185,000	$410.23

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), and based upon the average of the high and low reported prices of $4.55 and $4.55 for the Registrant’s common stock as quoted on the NASDAQ Capital Market on August 12, 2014, such date being the date within five business days prior to the date of filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 18, 2014

Preliminary Prospectus

CTI INDUSTRIES CORPORATION

Up to 700,000 Shares of Common Stock, no par value

This Prospectus relates to an offer and sale from time to time of up to 700,000 shares of common stock of CTI Industries Corporation, no par value. To the extent we sell shares in the first, second or third year of this offering, the amount of shares sold will be limited by the share restrictions in accordance with the provisions of Form S-3. We may from time to time, in one or more offerings, offer and sell the securities we describe in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase our securities.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation will be described in the applicable prospectus supplement, see “Plan of Distribution.” The registration of offered stock does not necessarily mean that any of the shares of offered stock will be sold by the company.

Our common stock currently trades on the NASDAQ Capital Market under the symbol “CTIB.” On August 12, 2014, the last reported sale price of our common stock was $4.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2014

ABOUT THIS PROSPECTUS

In this prospectus, the terms “CTI,” “we,” “us” and “our” refer to CTI Industries Corporation and its consolidated subsidiaries, unless otherwise indicated.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information, and you should not assume that the information contained or incorporated by reference in this prospectus is accurate only as of any date other than the date on the front of this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.”

We are not making an offer to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make and offer or solicitation.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from independent industry analysts and third-party publications as well as our own estimates and research.

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FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the document incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements may include, among other things:

•	Statements and assumptions relating to financial performance;

•	Statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	Statements relating to our business and growth strategies; and

•	Any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as assumptions underlying the statements, including, among others, the following factors:

•	The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	Market volatility;

•	Electronic, cyber and physical security breaches;

•	Legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and impending regulations, securities and tax laws and regulations;

•	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

•	inflation, interest rate, and monetary fluctuations;

•	our ability to control operating costs and manufacturing expenses;

•	our ability to retain key members of our senior management team;

•	the costs of potential litigation, including settlement and judgments;

•	the increased competitive pressures among competing companies;

•	the timely development of and acceptance of new products and the perceived overall value of these products and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products;

•	technological changes;

•	changes in consumer and business spending;

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•	adverse changes in securities markets;

•	the inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	war or terrorist activities;

•	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the SEC; and

•	our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 7, the information incorporated by reference in this prospectus and the information in any free writing prospectus that we have authorized for use in connection with this offering.

Our Company

We are a leading developer, manufacturer and supplier of innovative flexible film products. We have designed and developed and produce, market and sell three principal lines of products:

•	Novelty Products, principally balloons, including foil balloons, latex balloons and other inflatable toy items,
•	Flexible Containers and Film, and Sealing Devices for home and consumer use to vacuum seal, store and preserve food and personal items, including devices for evacuating air from, and sealing, such containers, and
•	Flexible Films for food and other packaging and commercial applications.

We leverage our technology to design and develop proprietary products which we market and sell and which we develop for our customers. We have been engaged in the business of developing and producing flexible film products for over 37 years and have acquired significant technology and know-how in that time. We own, or have license rights under, or have applied for, a number of patents and trademarks covering our business and products, including our balloon products, flexible containers and sealing devices.

We market and sell our foil and latex balloon products and related novelty items throughout the United States and in a number of other countries in North America, Latin America and Europe. We supply products directly to thousands of retail stores and chains and through distributors. Our balloons and novelty products are sold to consumers through a wide variety of retail outlets, including general merchandise, discount and drugstore chains, grocery chains, card and gift shops and party goods stores, as well as through florists and vendors.

Most of our foil balloons contain printed characters, designs and social expression messages, such as “Happy Birthday” and “Get Well” and other messages. For a number of our balloon designs, we obtain licenses for well-known characters and print those characters and messages on our balloons.

We produce flexible produce containers and rolls of film for use as flexible containers in a variety of applications, including (i) zippered pouches with valves for vacuum sealing of food and household products and (ii) pouches and rolls of film for use with vacuum sealing machines to vacuum seal, store and protect food and household items. We market and sell flexible containers and rolls of film for consumer storage uses through retail chains and outlets throughout the United States, and we provide flexible containers to others for resale. We market and sell vacuum sealing machines for use with pouches and rolls for the vacuum storage of food and household products.

During 2011, we entered into a Trademark License Agreement with S.C. Johnson & Son, Inc. under which we received a license to use the Ziploc® Brand Vacuum Sealer System brand for home use with vacuum sealing machines and associated pouches and film, and we now market and sell these machines, pouches and rolls of film throughout the United States and Canada.

Business Strategies

Our principal business strategies include:

•	Focusing on our Core Assets and Expertise. We have engaged in the development, production and sale of film products for 37 years and have developed assets, technology and expertise which, we believe, enable us to develop, manufacture, market and sell innovative products of high quality within our areas of knowledge and expertise. We plan to focus our efforts on these core assets and areas of expertise – film novelty products, consumer storage pouches and sealing devices, specialty film products, laminated films and printed films – to develop new products, to market and sell our products and to build our revenues.

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•	Maintain a Focus on Margin Levels and Cost Controls in Order to Establish and Maintain Profitability. We consistently monitor and evaluate our cost of goods sold and our selling, general and administrative expenses in order to establish and maintain profitability.

•	Develop New Products, Product Improvements and Technologies. We work to develop new products, to improve existing products and to develop new technologies within our core product areas in order to enhance our competitive position and increase our sales. We seek to leverage our technology to develop new and proprietary products.

•	Develop New Channels of Distribution. In order to increase sales, we look to develop new channels of distribution and new sales relationships both for existing and new products.

•	Enhance our Productive Capacity. We invest in new plant and equipment when appropriate to expand the range and volume of products we produce.

In July, 2012, we entered into a Note and Warrant Agreement with BMO Private Equity (U.S.) (“BMO Equity”) pursuant to which (i) BMO Equity loaned to the Company the sum of $5 million and (ii) the Company issued to BMO Equity a warrant to purchase 140,048 shares of common stock of the Company at the price of One Cent ($0.01) per share. Interest is payable on the loan at the rate of 11.5% per annum. The term of the loan is for a period of 5 and a half years.

We utilized the proceeds of the loan principally for the development and marketing of the Ziploc® Brand Vacuum Sealer System, including investment in tooling, design, infrastructure, personnel, facilities, promotional expenses and activities, marketing and sales.

The interest costs (including amortization of the debt discount associated with the BMO Equity loan) and development costs associated with the vacuum sealing system line have been significant. In 2013, we had interest expense of $1,462,000 compared to income from operations of $2,090,000. In 2013, our operating expenses were $10,523,000 compared to $9,848,000 in 2012, an increase of $675,000, much of it related to the investment in the vacuum sealing system line.

We believe that our sales of the vacuum sealing system line will continue to grow at a faster rate than the increase in our operating expenses. We plan to use a portion of the proceeds of this offering to repay all or a portion of the BMO Equity Loan, thereby reducing the amount of interest cost we will incur. Further, we are working to control, and in some cases reduce, our operating costs in the second half of 2014.

Our Principal Offices and Website

CTI is an Illinois corporation. Our principal offices are located at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and our telephone number at that address is (847) 382-1000. Our website address is www.ctiindustries.com. Information contained on our website is not part of this prospectus and is not incorporated in this prospectus by reference.

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The Offering

Common Stock Offered by Us	700,000 shares

Common Stock Outstanding After the Offering	4,601,116 shares

Risk Factors	See “Risk Factors” beginning on page 7 for a discussion of some factors you should consider before deciding to invest in shares of our common stock

Use of Proceeds	We intend to use the net proceeds from the sale of shares offered by us for (i) repayment of the BMO Equity loan, and (ii) for general corporate purposes

Transfer Agent	American Stock Transfer & Trust Co., L.L.C. Brooklyn, New York

NASDAQ Capital Market symbol	CTIB

The number of shares of common stock to be outstanding immediately after this offering, as shown in the table above, is based on 3,301,116 shares of common stock outstanding as of June 30, 2014.

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RISK FACTORS

An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should carefully consider the risks described below and discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are incorporated by reference in this prospectus, together with the other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to this Offering

Management will have broad discretion over the use of the net proceeds from the sale of shares by us and may apply the net proceeds in ways that do not improve our operating results or increase the value of your investment.

Our management will have broad discretion over the use of the net proceeds from the sale of shares by us and may apply the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offerings at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect shareholders’ ability to sell shares of our common stock

There has been a limited public market for our common stock and a more active trading market for our common stock may not develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These factors may negatively impact shareholders’ ability to sell shares of CTI’s common stock.

Our common stock may be affected by sales of short sellers, which may affect shareholders’ ability to sell shares of our common stock

As stated above, our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. These fluctuations could cause short sellers to enter the market from time to time. The market for our stock may not be stable or appreciate over time and the sale of our common stock may negatively impact shareholders’ ability to sell shares of CTI’s common stock.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of up to 700,000 shares of common stock that we are offering will be approximately $[_], based on the public offering price of $[_] per share and after deducting the commissions and estimated offering expenses payable by us.

We currently intend to use the proceeds from this offering for the following purposes:

•	approximately $2,500,000 to reduce the amount of debt due BMO Equity under our loan with that entity.
•	the remainder of the net proceeds, if any, will be used for working capital and other general corporate purposes.

This expected use of net proceeds for this offering represents our current intentions based upon our present plans and business conditions. However, the amount and timing of actual expenditures may vary significantly depending on a number of factors, such as the availability of new opportunities, the pace of our expansion efforts, the need to supplement, repair or replace capital equipment, the status of our sales and marketing activities, the amount of cash otherwise used by operations and the availability of debt financing on terms advantageous to us. Accordingly, our management will have broad discretion in the application of such net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds from the sale of shares of common stock by us. Pending application of the net proceeds as described above, we intend to invest the net proceeds in investment grade interest bearing instruments.

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PLAN OF DISTRIBUTION

We may, from time to time, sell any or all of the shares of common stock registered in this offering in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Company to sell a specified number of shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

We may effect the sale of the securities:

•	To or through underwriters or dealers;
•	Through one or more agents;
•	Directly to purchasers or a single purchaser; or
•	Through a Regulation D private offering.

The distribution of the securities may be effected from time to time in one or more transactions:

•	At a fixed price, or prices, which may be changed from time to time;
•	At market prices prevailing at the time of sale;
•	At prices related to such prevailing market prices; or
•	At negotiated prices.

The prospectus supplement will describe the terms of the offering, including the following:

•	The name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	The public offering price of the securities and the proceeds to us and any discounts, commissions, concessions allowed or reallowed or paid to dealers; and,
•	Any exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

Any underwriters, broker-dealers, or agents that participate in the sale of common stock or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on a sale of the shares may be underwriting discounts and commissions under the Securities Act.

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DESCRIPTION OF SECURITIES

General

CTI’s authorized capital consists of Five Million (5,000,000) shares of common stock, no par value per share, and Two Million (2,000,000) shares of preferred stock, no par value per share. In this offering we plan to sell up to Seven Hundred Thousand (700,000) shares of common stock, no par value per share. We may from time to time in one or more offerings, offer and sell the securities we describe in this prospectus, either individually or as units of one or more offered securities. As of June 30, 2014, there were 3,301,116 shares of common stock, and zero (0) shares of preferred stock, issued and outstanding. Set forth below is a description of certain provisions relating to CTI’s capital stock.

Common Stock

Holders of common stock shall share equally, on a per share basis, in all dividends declared by the Company and will participate equally in the proceeds of dissolution of the Company, on a per share basis. The common stock does not possess cumulative voting rights or preemptive rights.

Preferred Stock

CTI is authorized to issue 2,000,000 shares of preferred stock, no par value, of which zero (0) shares are outstanding. The preferred stock, which is commonly known as “blank check preferred”, may be issued by the Board with rights, designations, preferences and other terms, as may be determined by the Board in its sole discretion at the time of issuance.

Limitation Of Liability: Indemnification

Our Articles of Incorporation includes an indemnification section under which we have agreed to indemnify directors and officers of CTI from and against certain claims arising from or related to future acts or omissions as a director or officer of CTI. For example, the Company shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by the reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Furthermore, the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense of and in a manner he reasonably believes to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter he reasonably believes to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable or guilty of negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in the by-laws. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Any indemnification under the above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the paragraphs above. Such determination shall be made (such action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

The indemnification provided above shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions set forth above.

Transfer Agent

The transfer agent for CTI common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of CTI that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company’s management.

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LEGAL OPINION

The validity of the issuance of securities offered hereby will be passed upon for us by Vanasco Genelly & Miller, Chicago, Illinois.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedules appearing therein), have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents that we file with the SEC into the registration statement of which this prospectus is a part. This means that we can disclose important information to you by referring you to those documents, and the information in those documents is considered part of this prospectus. As a result, the information in this prospectus is not complete and you should read the information incorporated by reference for more detail.

We incorporate by reference the documents listed below (other than information contained in such filings that is deemed “furnished” in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form), as well as any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the initial filing date of the registration statement of which this prospectus is a part and (2) after the date of this prospectus until the termination of this offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on April 1, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 14, 2014;

•	Definitive Proxy Statement filed on Form 14A on April 30, 2014;

•	Current Reports on Form 8-K filed on March 25, 2014, May 13, 2014 and June 6, 2014; and

•	Description of the Company’s common stock, no par value per share, contained in the Company’s Registration Statement on Form SB-2 (File No. 333-31969) filed with the SEC on July 24, 1997

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

CTI Industries Corporation

22160 N. Pepper Road

Lake Barrington, Illinois 60010

Attention: Stephen M. Merrick, President

(847) 382-1000

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purpose of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT CTI

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our web address is www.ctiindustries.com.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:

CTI Industries Corporation

22160 N. Pepper Road

Lake Barrington, Illinois 60010

(847) 382-1000

This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all its exhibits and schedules which we have filed with the SEC, at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or emailing the SEC at publicinfo@sec.gov. The SEC maintains a website that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is www.sec.gov.

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CTI INDUSTRIES CORPORATION

700,000 Shares of Common Stock

PROSPECTUS

August 18, 2014

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the registration fee:

SEC registration fee	$410.23
Legal fees and expenses	$40,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$0.00

Total	$50,410.23

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Illinois Business Corporation Act or BCA, CTI Industries Corporation or CTI, has included in its Articles of Incorporation a provision to eliminate the personal liability for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (1) for any breach of the director’s duty of loyalty to CTI or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect to certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 5/8.75 of the BCA or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of CTI and its stockholders (through stockholders’ derivative suits on behalf of CTI) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situation in (1) through (iv) above. This provision does not limit nor eliminate the rights of CTI or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of the director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Articles of Incorporation and the Bylaws of CTI provide that CTI is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, CTI is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present CTI is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of CTI in which indemnification would be required or permitted.

ITEM 16. EXHIBITS

The following exhibits are submitted herewith:

3.1	Third Restated Certificate of Incorporation of CTI Industries Corporation (incorporated by reference to Exhibit A contained in Registrant’s Schedule 14A Definitive Proxy Statement for solicitation of written consent of shareholders, as filed with Commission on October 25, 1999)

3.2	By-laws of CTI Industries Corporation (incorporated by reference to Exhibit 3.1 contained in Registrant’s Form SB-2 Registration Statement (File No. 333-31969) effective November 5, 1997)

5.1	Legal Opinion of Vanasco Genelly & Miller

23.1	Consent of Vanasco Genelly & Miller (part of Exhibit 5.1)

23.2	Consent of Plante & Moran, PLLC

24.1	Powers of Attorney of Officers and Directors

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ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 18, 2014.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, President

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dated indicated.

Signatures	Title

/s/ John H. Schwan	Chief Executive Officer and Director
John H. Schwan

/s/ Stephen M. Merrick	President, Secretary and Director
Stephen M. Merrick

/s/ Timothy S. Patterson	Chief Financial Officer and Senior Vice President of
Timothy S. Patterson	Finance

/s/ Stanley M. Brown	Director
Stanley M. Brown

/s/ Bret Tayne	Director
Bret Tayne

/s/ John I. Collins	Director
John I. Collins

/s/ John M. Klimek	Director
John M. Klimek

/s/ Howard C. Eirinberg	Director
Howard C. Eirinberg

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Exhibit Index

Exhibit
Number	Description

3.1	Third Restated Certificate of Incorporation of CTI Industries Corporation (incorporated by reference to Exhibit A contained in Registrant’s Schedule 14A Definitive Proxy Statement for solicitation of written consent of shareholders, as filed with Commission on October 25, 1999).

3.2	By-laws of CTI Industries Corporation (incorporated by reference to Exhibit 3.1 contained in Registrant’s Form SB-2 Registration Statement (File No. 333- 31969) effective November 5, 1997).

4.1	Subscription Agreement

5.1	Legal opinion of Vanasco Genelly & Miller

23.1	Consent of Vanasco Genelly & Miller (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney of Directors and Executive Officers

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